           As filed with the Securities and Exchange Commission on March 29, 2000

                                                          Registration No. 333-_________


                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                          FORM S-8

                                REGISTRATION STATEMENT UNDER
                                 THE SECURITIES ACT OF 1933

                                 THE ZIEGLER COMPANIES, INC.
                      (Exact name of registrant as specified in its charter)

               WISCONSIN                               39-1148883
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                 Identification No.)

          215 North Main Street
          West Bend, Wisconsin                            53095
(Address of Principal Executive Offices)                (Zip Code)

                  The Ziegler Companies, Inc. 1998 Stock Incentive Plan
The Ziegler Companies, Inc. 1999 Incentive Stock Option Grant for the benefit of Gary P.
Engle
The Ziegler Companies, Inc. 1998 Nonqualified Stock Option Grant for the benefit of
L. Patrick Oden
The Ziegler Companies, Inc. 1996 Nonqualified Stock Option Grant for the benefit of
Geoffrey G. Maclay, Jr.
The Ziegler Companies, Inc. 1993 Nonstatutory Stock Option Grant for the benefit of
S. Charles O'Meara
The Ziegler Companies, Inc. 1997 Nonstatutory Stock Option Grant for the benefit of
Robert J. Tuszynski
                   The Ziegler Companies, Inc. Director's Agreements
                               (Full titles of the plans)

      S. CHARLES O'MEARA                                             Copy to:
Senior Vice President, Secretary and General Counsel         CONRAD G. GOODKIND, ESQ.
    The Ziegler Companies, Inc.                               Quarles & Brady LLP
      215 North Main Street                                 411 East Wisconsin Avenue
   West Bend, Wisconsin 53095                               Milwaukee, Wisconsin  53202

                       (Name and address of agent for service)

                                  (262) 334-5521
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                         Proposed            Proposed          Amount of
Title of Securities  Amount to be    maximum offering    maximum aggregate    registration
to be registered     registered (1)  price per share   offering price (2)(3)      fee

    Common Stock        502,000          (2) (3)               (4)              $2,638
  $1.00 par value                                           9,990,625
     per share

(1)   Includes:  (i) 435,000 shares being registered for issuance pursuant to the exercise of options to be granted under the 1998 Stock Incentive Plan; (ii) 5,000 shares of
      Common Stock being registered for issuance pursuant to the 1999 Incentive Stock
      Option Grant for the benefit of Gary P. Engle; (iii) 12,000 shares of Common Stock being registered for issuance pursuant to the 1998 Nonqualified Stock Option Grant for the benefit of L. Patrick Oden; (iv) 10,000 shares of Common Stock being registered for issuance pursuant to the 1996 Nonstatutory Stock Option Grant for the benefit of Geoffrey G.  Maclay; (v) 10,000 shares of Common Stock being registered for issuance pursuant to the 1993 Nonstatutory Stock Option Grant for the benefit of
      S. Charles O'Meara; (vi) 5,000 shares of Common Stock being registered for issuance pursuant to the 1997 Nonstatutory Stock Option Grant for the benefit of  Robert J.
      Tuszynski; and (vii) 25,000 shares of Common Stock being registered for issuance pursuant to the Director's Agreements.
(2)   Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon: (i) 435,000 shares of Common Stock covered by options that have to be issued under the 1998 Stock Incentive Plan, at $20.00 per share, which is the average of the high and low sales prices of the Registrant's Common
      Stock on the American Stock Exchange on March 27, 2000, as reported in the Wall
      Street Journal; (ii) the aggregate exercise price for the 5,000 shares underlying the 1999 Incentive Stock Option Grant for the benefit of Gary P. Engle at $19.00 per share; (iii) the aggregate exercise price for the 12,000 shares underlying the 1998
      Nonqualified Stock Option Grant for the benefit of L. Patrick Oden at $19.375 per share; (iv) the aggregate exercise price for the 10,000 shares underlying the 1996
      Nonstatutory Stock Option Grant for the benefit of Geoffrey G. Maclay at $18.57 per share; (v) the aggregate exercise price for the 10,000 shares underlying the 1993
      Nonstatutory Stock Option Grant for the benefit of S. Charles O'Meara at $15.125 per share; (vi) the aggregate exercise price for the 5,000 shares underlying the 1997
      Nonstatutory Stock Option Grant for the benefit of Robert J. Tuszynski at $17.375 per share; and (vii) the aggregate price for the 25,000 shares of Common Stock available to be issued under the Director's Agreements at $20.00 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on the
      American Stock Exchange on March 27, 2000, as reported in the Wall Street Journal.
(3)   In accordance with the terms of the 1998 Stock Incentive Plan and the Director's
      Agreements, the actual offering price of each share of the Registrant's Common Stock covered by an option to be  issued under the 1998 Stock Incentive Plan or to be granted under the Director's Agreements shall be 100% of the Fair Market Value of the Registrant's Common Stock on the date on which the option or share is granted.
(4)   The above securities provide for the possible adjustment of the number, price, and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the issuer's Common Stock.  This Registration
      Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by reason of any such adjustment.
                                        PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.
                                 PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
         The following documents filed by The Ziegler Companies, Inc. (the
"Registrant") (Commission File No.  0-6237) with the Securities and Exchange
Commission (the "Commission") pursuant to Section 13 of the Securities
Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference by the Registrant:
         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
         (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and
         (c) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed as of April 25,
              1972 (filed pursuant to Section 12(g) of the 1934 Act, as amended by Form 8 dated November 15, 1990 relating to the description of the Company's securities), and any amendments or reports filed for the purpose of updating such description, which description of the Registrant's Common Stock is further amended by the new Articles of Incorporation contained in the Registrant's Proxy Statement dated March 8, 1993.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4.  Description of Securities.
         Not applicable. See Item 3(b) above.
Item 5.  Interests of Named Experts and Counsel.
         Not applicable.
Item 6.  Indemnification of Officers and Directors.
         The Ziegler Companies, Inc. ("Ziegler") is incorporated under the
Wisconsin Business Corporation Law ("WBCL").
         Under Section 180.0851(1) of the WBCL, Ziegler is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Ziegler. In all other cases, Ziegler is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Ziegler, unless it is determined that he or she breached or failed to perform a duty owed to Ziegler and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Ziegler or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Ziegler's
Articles of Incorporation, Bylaws, any written agreement between the director or officer and Ziegler or a resolution of the Board of Directors or shareholders.
         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.
         Article VIII of Ziegler's Bylaws provides that directors and officers shall be indemnified against liability, in both derivative and nonderivative proceedings, which they may incur in their capacities as such, subject to certain determinations that the applicable standards of conduct have been met.
         Under Section 180.0833 of the WBCL, directors of Ziegler against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.
Item 7.  Exemption from the Registration Claimed.
         Not applicable.
Item 8.  Exhibits.
         See Exhibit Index following Signatures page in this Registration
Statement, which Exhibit Index is incorporated herein by reference.
Item 9.  Undertakings.
        (a)  The undersigned Registrant hereby undertakes:
             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:
                   (i)   To include any prospectus required by Section
                         10(a)(3) of the Securities Act of 1933;
                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
                         Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
                         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                         424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form
S-8 or Form F-3, and the information required to be included in a post-ef-fective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (c)  Reference is made to the indemnification provisions described in
Item 6 of this Registration Statement.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on March 16, 2000.
                                        THE ZIEGLER COMPANIES, INC.
                                        By: /s/ Peter D. Ziegler
                                            Peter D. Ziegler
                                            Chairman of the Board

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter D. Ziegler and S. Charles O'Meara, or either of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

/s/ Peter D. Ziegler        Chairman of the Board              March 28, 2000
Peter D. Ziegler

/s/ John J. Mulherin        President and Chief Executive      March 28, 2000
John J. Mulherin            Officer
                            (Principal Executive Officer)

/s/ Gary P. Engle           Sr. Vice President and Chief       March 28, 2000
Gary P. Engle               Financial Officer
                            (Principal Financial Officer)

/s/ Jeffrey C. Vredenbregt  Vice President, Treasurer and      March 28, 2000
Jeffrey C. Vredenbregt      Controller
                            (Principal Accounting Officer)

/s/ Donald A. Carlson       Senior Managing Director           March 28, 2000
Donald A. Carlson           B.C. Ziegler & Company, Director

/s/ John C. Frueh           Director                           March 28, 2000
John C. Frueh

/s/ John R. Green           Director                           March 28, 2000
John R. Green

/s/ Peter R. Kellogg        Director                           March 28, 2000
Peter R. Kellogg

/s/ Stephen A. Roell        Director                           March 28, 2000
Stephen A. Roell

/s/ Frederick J. Wenzel     Director                           March 28, 2000
Frederick J. Wenzel

/s/ Bernard C. Ziegler III  Director                           March 28, 2000
Bernard C. Ziegler III

                          THE ZIEGLER COMPANIES, INC.
                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                  Incorporated Herein         Filed
Number           Description               By Reference To          Herewith
4.1       Articles of Incorporation     Exhibit C to the
          of the Registrant             Registrant's Proxy
                                        Statement, dated
                                        March 8, 199
4.2       Bylaws of the Registrant      Exhibit D to the
                                        Registrant's Proxy
                                        Statement, dated
                                        March 8, 1993
4.3       Bylaws of the Registrant,     Exhibits 3.3 an 3.4 to
          as amended on February 18     the Registrant's Form,
          1997                          10-K, dated March 26,
                                        1999
5.1       Opinion of Quarles & Brady                                   X
          LLP
23.1      Consent of Independent                                       X
          Accountants
23.2      Consent of Quarles & Brady                             Contained in
          LLP                                                    opinion filed
                                                                 as Exhibit
                                                                 5.1
24.1      Powers of Attorney                                     Signatures
                                                                 page to this
                                                                 Registration
                                                                 Statement
99.1      The Ziegler Companies, Inc.
          1998 Stock Incentive Plan
99.2      The Ziegler Companies, Inc.                                  X
          1999 Incentive Stock Option
          Grant for the benefit of
          Gary P. Engle
99.3      The Ziegler Companies, Inc.                                  X
          1998 Nonqualified Stock
          Option Grant for the benefit
          of L. Patrick Oden
99.4      The Ziegler Companies, Inc.                                  X
          1996 Nonqualified Stock
          Option Grant for the benefit
          of Geoffrey G. Maclay, Jr.
99.5      The Ziegler Companies, Inc.                                  X
          1993 Nonstatutory Stock Option
          Grant for the benefit of
          S. Charles O'Meara
99.6      The Ziegler Companies, Inc.                                  X
          1997 Nonstatutory Stock Option
          Grant for the benefit of
          Robert J. Tuszynski
99.7      The Ziegler Companies, Inc.                                  X
          Director's Agreements
                                                                 EXHIBIT 5.1
                                                                 (Form S-8)

                                   March 28, 2000
The Ziegler Companies, Inc.
215 North Main Street
West Bend, Wisconsin 53095
Ladies and Gentlemen:
      We are providing this opinion in connection with the Registration Statement of The Ziegler Companies, Inc. (the "Company") on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 502,000 shares of Common Stock, $1.00 par value, of the Company (the "Shares") pursuant to:
      (i)   The Ziegler Companies, Inc. 1998 Stock Incentive Plan;
      (ii) The Ziegler Companies, Inc. 1999 Incentive Stock Option Grant for the benefit of Gary P. Engle;
      (iii) The Ziegler Companies, Inc. 1998 Nonqualified Stock Option Grant for the benefit of L. Patrick Oden;
      (iv) The Ziegler Companies, Inc. 1996 Nonqualified Stock Option Grant for the benefit of Geoffrey G. Maclay Jr.;
      (v) The Ziegler Companies, Inc. 1993 Nonstatutory Stock Option Grant for the benefit of S. Charles O'Meara;
      (vi) The Ziegler Companies, Inc. 1997 Nonstatutory Stock Option Grant for the benefit of Robert J. Tuszynski; and
      (vii) The Ziegler Companies, Inc. Director's Agreements.
      (all of the foregoing referred to hereinafter as the "Plans").
      We have examined:
      (i)   the Registration Statement;
      (ii) the Company's Articles of Incorporation and Bylaws, as amended to date;
      (iii) the minutes of corporate proceedings regarding the issuance and sale of the Shares by the Company; and
      (iv) such other documents and records as we have deemed necessary for purposes of rendering this opinion.
      For purposes of rendering this opinion, we have examined originals or photocopies of the documents referred to above. In conducting such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

The Ziegler Companies, Inc.
March 28, 2000
Page 2
            Based upon the foregoing, it is our opinion that:
      1. The Company is validly existing under the laws of the State of Wisconsin.
      2. The Shares to be sold from time to time pursuant to the paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.
      We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.
                                          Very truly yours,
                                          QUARLES & BRADY LLP

EXHIBIT 23.1
Consent of Independent Public Accountants
As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1999 incorporated by reference in The Ziegler Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.
/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP
Milwaukee, Wisconsin
March 24, 2000

EXHIBIT 99.1
                                 APPENDIX A
                         THE ZIEGLER COMPANIES, INC.
                          1998 STOCK INCENTIVE PLAN
I.    INTRODUCTION
      1.01  Purpose.  This plan shall be known as The Ziegler Companies,
Inc. 1998 Stock Incentive Plan (the "1998 Plan" or the "Plan"). The purpose of the Plan is to provide incentive for key employees of The Ziegler Companies, Inc. and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees and qualified directors.
      1.02 Effective Date. The effective date of the 1998 Plan shall be April 20, 1998, subject to approval of the 1998 Plan by the shareholders of The Ziegler Companies, Inc. at the 1998 annual meeting. Any Awards granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.
      1.03 Effect on Prior Plans. If the 1998 Plan is approved, no further awards or grants will be made under The Ziegler Company, Inc. 1993
Employees' Stock Incentive Plan.  Options granted under that plan will remain in effect until they have been exercised or have expired.  The options shall be administered in accordance with their terms and in accordance with the plan under which they were granted.
II.   PLAN DEFINITIONS
      2.01  Definitions.  For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:
      (a) "Award" shall mean the grant of any form of stock option, restricted stock or stock appreciation right.
      (b)   "Board" shall mean the Board of Directors of the Company.
      (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
      (d)   "Committee" shall mean the Organization and Compensation
            Committee of the Board, as described in Section 4.01.
      (e) "Company" shall mean The Ziegler Companies, Inc., a Wisconsin corporation.
      (f) "Company Stock" shall mean Common Stock of the Company and such other stock and securities as may be substituted therefor pursuant to Section 3.02.
      (g)   "Eligible Participant" shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 5.01 and any director of the Company; provided, however that any director of the Company who is not also an employee of the Company shall not be eligible to receive an incentive stock option.
      (h) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the
            Wall Street Journal (Midwest Edition).  In the absence of
            reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair
            Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall
            Street Journal (Midwest Edition), or, if not so reported as obtained from a bona fide market maker in such shares.
      (i) "Grantee" shall mean any person who has been granted an Award under the Plan.
      (j)   "Option Period" shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.
      (k) "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).
III.  SHARES SUBJECT TO OPTION
      3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan, shall in the aggregate not exceed four hundred thirty-five thousand (435,000) shares. Shares subject to and not issued under an option or stock appreciation right which expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited before the Grantee has received any benefits of ownership, such as dividends from the forfeited shares, shall again become available for the granting of Awards.
      3.02  Changes in the Number of Available Shares.  If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, dividend in partial liquidation, or other recapitalization of the Company, the aggregate number and kind of shares which may thereafter be offered under the Plan shall, in the discretion of the Committee, be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted to employees under the
Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.
IV.   ADMINISTRATION
      4.01 Administration by the Committee. The Plan shall be administered by the Organization and Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.
      4.02  Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Participants who are foreign nationals or employed outside of the United States.
      Subject to the provisions of the Plan, the Committee shall have full and final authority to:
      (a)   designate the persons to whom Awards shall be granted;
      (b)   grant Awards in such form and amount as the Committee shall determine;
      (c)   impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and
      (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.
V.    PARTICIPATION
      5.01 Eligibility. Key employees and directors of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan. From among all such Eligible Participants, the Committee shall determine from time to time those Eligible Participants to whom Awards shall be granted. No Eligible Participants may be granted an Award or Awards covering more than 43,500 shares of Company Stock in any calendar year. No Eligible Participant shall have any right whatsoever to receive an Award unless so determined by the Committee.
      5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.
VI.   STOCK OPTIONS
      6.01  General.  Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. Without limiting the generality of the foregoing, the Committee may condition the exercise of stock options upon the attainment of specified levels of revenue, earnings per share, net income, return on equity, return on sales, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of option grants need not be the same with respect to each recipient.
      6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement.  In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an option price of less than 100% of the Fair Market Value of the Company Stock on the condition that the Grantee make a cash payment to the Company on the date of grant of at least the difference between the Fair Market Value of the
Company Stock and the option price (i.e., the sum of the cash payment and the option price must be equal to or in excess of the Fair Market Value of the Company Stock on the date of grant). Employees who own, directly or indirectly, within the meaning of Code Section 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.
      6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the
Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.
      6.04  Period for Exercise.  Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:
      (a)   No option granted under this Plan may be exercised until at least six months have elapsed from the date of grant (except in the case of death or disability) or prior to shareholder approval of the Plan,
      (b)   No Option Period for an incentive stock option may exceed ten
            (10) years from the date the option is granted, and
      (c) Options must be exercised while the Grantee is employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.
      (d) Unless permitted by the Committee, no option may be exercised by an employee who has been terminated for cause, as determined by the Committee; and no option shall vest after termination of employment for any reason.
      6.05  Special Rule for Incentive Stock Options.  For so long as
Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.
      6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor.
The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.
      6.07 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:
      (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or
      (b)   The Committee may cancel such option.  In such event, the
            Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash
            (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.
      6.08  Substitute Options.  Notwithstanding the provisions of Sections
6.02 and 6.03 above, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Participants on account of such transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the shares on the grant date.
VII.  RESTRICTED STOCK
      7.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan; provided that a maximum of 20,000 shares of restricted stock may be granted in any calendar year. The Committee shall determine the Eligible Participants to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the
Awards. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on equity, return on sales, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.
      7.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Ziegler Companies, Inc. 1998 Stock Incentive Plan
      and a Restricted Stock Agreement.  Copies of such Plan and Agreement are on file at the offices of The Ziegler Companies, Inc."
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the
Company Stock covered by such Award.
      7.03  Terms and Conditions.  Shares of restricted stock shall be subject to the following terms and conditions:
      (a)   Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.
      (b) The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the
            Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.
      (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee's employment for any reason.
      (d) In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of restricted stock.
      (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.
      (f)   Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.
VIII. STOCK APPRECIATION RIGHTS
      8.01 SAR Grants. Stock Appreciation Rights ("SARs") may be granted alone or in addition to other Awards under the Plan. The Committee shall determine the Eligible Participants to whom and the time or times at which
SAR grants will be made. The Committee shall have complete discretion to determine the number of shares to which each SAR applies and the terms and conditions of the SARs granted under the Plan; provided that the exercise price of an SAR shall not be less than 100% of the Fair Market Value of
Company Stock on the date the SAR is granted.   Without limiting the
generality of the foregoing, the Committee may condition the exercise of stock appreciation rights upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine.  Each
SAR grant shall be evidenced by an agreement that shall contain the terms and conditions of the SAR Award.  The provisions of each SAR Award need not be the same with respect to each recipient.
      8.02 Method of Exercise. An SAR may be exercised in whole or in part from time to time as specified in the SAR agreement. Each Grantee may exercise an SAR by giving written notice of the exercise to the Company, specifying the number of shares with respect to which the SAR is being exercised.
      8.03 Payment of SAR Amount. Upon exercise of an SAR, a Grantee shall be entitled to receive from the Company an amount determined by multiplying:
(a) the difference between the Fair Market Value of the Company Stock on the date of exercise over the exercise price; times (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of
Company Stock of equivalent value or in some combination thereof.
IX.   WITHHOLDING TAXES
      9.01  General Rule.  Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an Award or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an Award or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.
      9.02  Withholding from Shares to be Issued.  In lieu of part or  all of any such payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.
      9.03 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of
1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
X.    GENERAL
      10.01 Nontransferability. No Award shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.
      10.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.
      10.03 Expiration and Termination of the Plan. The Plan will terminate ten (10) years after the effective date of the Plan, except as to Awards then outstanding under the Plan, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.
      10.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934
(or any successor rule) or the Code.  Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Award (either directly or through modification of the Plan) shall, without the consent of the Grantee, alter or impair any rights of the Grantee under the Award.
      10.05 Construction.  Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.
Exhibit 99.2
                        THE ZIEGLER COMPANIES, INC.
                     INCENTIVE STOCK OPTION AGREEMENT
      This Option is granted as of the 20th day of April, 1999 by THE ZIEGLER COMPANIES, INC. (the "Company") to Gary P. Engle (the "Optionee").
      1. Option Governed by Terms of Option Agreement and Plan. This Option shall be exercisable only in accordance with the terms of this Option Agreement. This Option is also subject in all respects to the provisions of The Ziegler Companies, Inc. 1998 Stock Incentive Plan (the "Plan"). In the event of any conflict between any provisions of this Option and the provisions of the Plan, the provisions of the Plan shall control. Terms defined in the Plan where used herein shall have the meanings as so defined. Optionee hereby acknowledges receipt of a copy of the Plan.
      2. Number of Shares Optioned: Option Price. The Company grants to Optionee the right and option to purchase, on the terms and conditions hereof, all or any part of an aggregate of 5,000 shares of Company Stock, at the purchase price of Nineteen and 00/100 Dollars ($19.00) per share.
      3. Vesting of Option. This Option shall become exercisable if Optionee remains in the Company's continuous employment for two years from the date of grant or if a "Change of Control" occurs while Optionee is employed by the Company. For this purpose, "Change of Control" means: (a) a sale of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with the acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or (b) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12 month period; or (c) a merger or consolidation by the Company with or into any other corporation or entity such that the Company's shareholders prior to the transaction or transactions do not own at least 50% of the surviving entity measured in terms of voting power.
      4. Term of Option and Restriction On Exercise. During the Optionee's lifetime this Option may be exercised only by him/her. All rights to exercise this Option shall expire ten years from the date this Option is granted. Except as provided in paragraphs 5 and 6, this Option may not be exercised unless Optionee is, at the date of the exercise, in the employ of the Company and shall have been continuously so employed since the date hereof.
      5. Death or Disability of Employee. In the event that the employment of Optionee shall cease because of death or as a result of disability (as defined in Section 105(d)(4) of the Internal Revenue Code) this Option, whether or not otherwise exercisable at the time of such termination, shall be exercisable at any time within one year after such termination of employment, in the case of Optionee's death, by the estate of Optionee or by a person who acquired the right to exercise this Option by bequest or inheritance from Optionee or, in the case of disability, by Optionee subject to the condition that this Option shall not be exercisable after the expiration of ten years from the date it is granted. This Option or any portion of this Option not so exercised shall terminate.
      6. Other Termination. Unless otherwise determined by the Committee, if Optionee's employment is terminated for any reason other than death or disability as defined in paragraph 5, but is not terminated for cause, this Option to the extent that it is otherwise exercisable on the date of such termination shall be exercisable at any time within three months thereafter, but not later than the date on which this Option would otherwise expire. This Option or any portion of this Option not so exercised shall terminate. However, notwithstanding any other provisions hereof, if the employment of Optionee is terminated for cause, as determined by the Committee, this Option shall be deemed terminated and not exercisable by such Optionee.
      7. Method of Exercising Option. This Option may be exercised by Optionee delivering to the corporate secretary at its principal business office on any business day, a written notice specifying the number of shares the Optionee desires to purchase. The option price may be paid in full in cash or, in the discretion of the Committee, in shares of Common Stock, valued at its Fair Market Value determined as of the date of exercise of the Option, or, in a combination of cash and shares of Company Stock.
      8. Deferral of Exercise. Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of this Option will be registered under, or exempt from the registration requirements of the federal Securities Act of 1934 (the "Act") and any applicable state securities law at the time the Option first becomes exercisable, if the exercise of this Option or any part of it would otherwise result in the violation by the Company of any provisions of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.
      9. Nontransferability. This Option shall not be transferable by the Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. The Option herein granted and the rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.
      10. Rights as Shareholder. Optionee shall not be deemed the holder of any shares covered by this Option until such shares are fully paid and issued to him/her upon exercise of this Option.
      11. Changes in Stock. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the number and kind of shares then subject to option and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase price to be paid therefor.
      12. Notice of Disposition. If the Optionee disposes of any shares acquired on the exercise of this Option within either (a) two years after the date of option grant or (b) one year after the date of option exercise, the Optionee agrees to notify the Company within seven days of such disposition.
                                MISCELLANEOUS
      13. No Employment Agreement Intended. This Agreement does not confer upon Optionee any right to continuation of employment in any capacity by the Company and does not constitute an employment agreement of any kind.
      14. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.
      15. Government and Other Regulations. The obligation of the Company to sell and deliver shares of stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Board, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.
      16. Wisconsin Contract. This Option has been granted in Wisconsin and shall be construed under the laws of that state.
      IN WITNESS WHEREOF, the Company has caused these presents to be executed in its behalf by its President or a Vice President, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written, which is the date of the granting of this option.
THE ZIEGLER COMPANIES, INC.
By:
/s/ Peter D. Ziegler

/s/ Gary P. Engle
Optionee

EXHIBIT 99.3
                          THE ZIEGLER COMPANIES, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT
      This Option is granted the 28th day of August, 1998 by THE ZIEGLER
COMPANIES, INC. (the "Company") to L. Patrick Oden (the "Optionee").
      1. Number of Shares Optioned; Option Price. The Company grants to Optionee the right and option to purchase, on the terms and conditions hereof, all or any part of an aggregate of 12,000 shares of the Common Stock of the Company ("Company Stock"), at the purchase price of $19.375 (Nineteen Dollars and 37.5 Cents ) per share.
      2. Vesting of Option. This Option shall become exercisable if Optionee remains in the Company's continuous service for five years from the date of grant or if a "Change of Control" occurs while Optionee is in service
with the Company.   For this purpose, "Change of Control" means:  (a) a sale
of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with the acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or (b) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12 month period; or (c) a merger or consolidation by the Company with or into any other corporation or entity such that the Company's shareholders prior to the transaction or transactions do not own at least 50% of the surviving entity measured in terms of voting power.
      Further, Optionee's right to exercise the Option shall be accelerated if the following specified performance measures relating to net income before taxes ("NBT") are achieved. The Company has established the following NBT targets:
                              Annual            Cumulative
            Year              Target            Target
            1999              $9,795,000         ----
            2000              $12,867,000       $22,662,000
            2001              $16,667,000       $39,329,000
If targeted NBT is met for a year, Optionee shall have the right to exercise the Option for one-third of the shares covered by this Option. If the targeted NBT is not met in a specific year, but cumulative NBT is met in a subsequent year (e.g., 1999 NBT is $6,500,000, but cumulative NBT through 2000 is $22,662,000), the right to exercise the Option shall be accelerated for the installment(s) not previously accelerated (e.g., the 1999 installment would be accelerated because of cumulative NBT through 2000). For purposes of this agreement, NBT shall be determined in accordance with generally accepted accounting principles ("GAAP"); provided, that the Compensation and Organization Committee of the Company's Board of Directors (the "Committee") may adjust NBT to account for extraordinary items, such as gains or losses from the sale of business lines or subsidiaries, litigation, nonrecurring charges and similar items.
      3. Term of Option and Restriction On Exercise. During the Optionee's lifetime this Option may be exercised only by him/her. All rights to exercise this Option shall expire ten years from the date this Option is granted. Except as provided in paragraphs 5 and 6, this Option may not be exercised unless Optionee is, at the date of the exercise, in the service of the Company and shall have been continuously in service since the date hereof.
      4. Death or Disability of Optionee. In the event that the service of Optionee shall cease because of death or as a result of disability, as determined by the Committee, this Option, whether or not otherwise exercisable at such time of termination, shall be exercisable at any time within one year after such termination of service, in the case of Optionee's death, by the estate of Optionee or by a person who acquired the right to exercise this Option by bequest or inheritance from Optionee or, in the case of disability, by Optionee subject to the condition in either case that this Option shall not be exercisable after the expiration of ten years from the date it is granted. This Option or any portion of this Option not so exercised shall terminate.
      5.    Other Termination of Service.   Unless otherwise determined by the
Committee, if Optionee's service is terminated by the Company for any reason other than death, disability as defined in paragraph 4, or for cause, this Option to the extent that it is otherwise exercisable on the date of such termination shall be exercisable at any time within three months thereafter, but not later than the date on which this Option would otherwise expire. This Option or any portion of this Option not so exercised shall terminate. However, notwithstanding any other provisions hereof, if the service of Optionee is terminated for cause, as determined by the Committee, or voluntarily by Optionee, this Option shall be deemed terminated and not exercisable by such Optionee.
      6. Method of Exercising Option. This Option may be exercised by Optionee delivering to the corporate secretary at its principal business office on any business day, a written notice specifying the number of shares the Optionee desires to purchase. The option price may be paid in full in cash or, in the discretion of the Committee, in shares of Common Stock, valued at its fair market value (as determined by the Committee) determined as of the date of exercise of the Option, or, in a combination of cash and shares of Company Stock.
      7. Deferral of Exercise. Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of this Option will be registered under, or exempt from the registration requirements of the federal Securities Act of 1934 (the "Act") and any applicable state securities law at the time the Option first becomes exercisable, if the exercise of this Option or any part of it would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.
      8. Nontransferability. This Option shall not be transferable by the Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. The Option herein granted and the rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.
      9. Rights as Shareholder. Optionee shall not be deemed the holder of any shares covered by this Option until such shares are fully paid and issued to him/her upon exercise of this Option.
      10. Changes in Stock. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the number and kind of shares then subject to option and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase price to be paid therefor.
                                 MISCELLANEOUS
      11. No Retention Agreement Intended. This Agreement does not confer upon Optionee any right to continuation in service in any capacity with the Company and does not constitute a retention agreement of any kind.
      12. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.
      13. Government and Other Regulations. The obligation of the Company to sell and deliver shares of stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Committee, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.
      14. Wisconsin Contract. This Option has been granted in Wisconsin and shall be construed under the laws of that state.
IN WITNESS WHEREOF, the Company has caused these presents to be executed in its behalf by its President or a Vice President, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written, which is the date of the granting of this option.
THE ZIEGLER COMPANIES, INC.
By:
/s/ Peter D. Ziegler

/s/ L. Patrick Oden
Optionee:  L. Patrick Oden

EXHIBIT 99.4
                            THE ZIEGLER COMPANIES, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT
      Option granted as of January 22, 1996, by The Ziegler Companies, Inc., a Wisconsin corporation (the "Company"), to Geoffrey G. Maclay, Jr. (the "Optionee").
                             W I T N E S S E T H:
      WHEREAS, the Optionee agreed to be employed by one of the subsidiaries of the Company on January 22, 1996 in a key executive capacity, and in such capacity contributes materially to the continued growth and development and the future financial success of the Company; and
      WHEREAS, the Company, contemporaneous with the employment of the Optionee, orally granted to the Optionee an option to purchase shares of common stock of the Company in order to provide a means for the Optionee to participate in the future growth of the Company and to increase the Optionee's incentive and personal interest in the continued success and growth of the Company; and
      WHEREAS, the Company now wishes to evidence that previous grant of the option on the terms and conditions specified herein.
      NOW, THEREFORE, it is agreed as follows:
      1. Number of Shares Optioned; Option Price. The Company grants to the Optionee the right and option (the "Option") to purchase, on the terms and conditions hereof, all or any part of an aggregate of ten thousand (10,000) shares of the presently authorized Common Stock of the Company, $1.00 par value ("Stock"), whether unissued or issued and reacquired by the Company, at the option price of $18.57 per share.
      2. Vesting of Options. This Option vested after two years of continuous employment with the Company, namely on January 22, 1998.
      3. Expiration Date. This Option shall expire ten (10) years after the date on which it was granted, namely on January 22, 2006.
      4. Method of Exercising Option. This Option shall be exercised by delivering to the Company (attention: Secretary), at its principal executive office, a written notice of the number of shares with respect to which the Option is at the time being exercised and by paying the Company in full the option price of the shares being acquired at the time.
      5.    Method of Payment.  Payment of the option price shall be made in cash.
      6.    Termination of Employment or Service.
            (a) If the employment of the Optionee by the Company terminates by reason of retirement, death or Disability, or is terminated by the Company without Cause, then the Optionee (or his personal representative) may exercise the Option or any portion thereof for a period of 90 days following the termination of such employment and not thereafter; provided, however, that neither the Option nor any portion thereof shall be exercisable after it has expired pursuant to Section 3 hereof.
            (b) If the employment of the Optionee by the Company is terminated voluntarily by the Optionee, or is terminated for Cause, the Option shall expire, and all rights  to exercise the Option will terminate immediately.
            (c) For purposes of this Agreement, "Cause" shall be defined to mean any of the following: (i) the failure, willful or otherwise, to perform the Optionee's duties as an employee of the Company or its subsidiaries in any material respect; (ii) any willful act of misconduct by the Optionee which is or reasonably could be materially injurious, monetarily or otherwise, to the Company, any of its subsidiaries, or any of its or their customers or clients;
(iii) any criminal activity or act involving dishonesty or breach of trust (including, but not limited to, any criminal activity related to investment advisor practices or the securities industry in general); (iv) any acts involving fraud, theft, embezzlement, misappropriation or misuse of the assets of the Company, any of its subsidiaries, or any of its or their customers or clients; (v) any breach of a fiduciary duty to the the Company, any of its subsidiaries, or any of its or their customers or clients; or (vi) any sanction or reprimand of the Optionee by the Securities and Exchange Commission or any self regulatory institution for misconduct.
            (d) For purposes of this Agreement, a "Disability" shall be deemed to have occurred if a due to mental or physical incapacity or condition exists which results in the Optionee being unable to perform his duties as an employee of the Company or its subsidiaries, as performed by him immediately prior to the existence of the incapacity or condition, for a period of six (6) consecutive months.
      7. Limited Interest. The grant of the Option shall not be construed as giving the Optionee any interest other than as provided in this Agreement.
            (a) The Optionee shall have no voting rights nor any other interests as a shareholder as a result of the grant of the Option, until the Option is exercised, the Option price is paid, and the shares issued thereunder.
            (b) The grant of the Option shall not confer on the Optionee any right to continue in the employ of the Company or any of its subsidiaries nor interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of the Optionee at any time.
            (c) The grant of the Option shall not affect in any way the right or power of the Company (or any of its subsidiaries) or its or their shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's (or any of its subsidiaries') capital structure or its or their business, or any merger, consolidation or business combination of the Company (or any of its subsidiaries), or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred or prior preference stock ahead of or affecting the Stock or the rights of the holders thereof, or dissolution or liquidation of the Company (or any of its subsidiaries), or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
      8. Withholding Taxes. The Company shall cause to be deducted and withheld from any cash payable to the Optionee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.
      9. Nonalienation. The Optionee shall have no right to sell, assign, transfer, pledge, or otherwise alienate, except by will or by the laws of descent and distribution, the Option under this Agreement, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be null and void.
      10. Changes in Stock. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or the like, but excluding any repurchase of outstanding shares by the Company, the number of shares covered by the Option and the Option price shall be equitably adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to grant any fractional shares and the adjustment shall be limited accordingly. The determination of the Board of Directors of the Company or the Compensation Committee thereof as to any adjustment shall be final.
      11. Interpretation by the Board of Directors of the Company. As a condition of the granting of the Option, the Optionee agrees, for himself and his personal representatives, that this Agreement shall be interpreted by the Board of Directors of the Company and that any interpretation by the Board of the terms of this Agreement shall be final.
      12. Notices. Any notice to be given to the Company under the terms of this agreement shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee may be addressed to him at his address as it appears on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in the United States mails.
      13.   Governing Law.   This Agreement shall be governed by and construed
in accordance with the laws of the State of Wisconsin, without regard to the conflict of law provisions thereof.
      14. Amendment. This Agreement may not be amended, modified, terminated or otherwise altered, except by the written consent of the parties hereto.
      15. Requirements of Law. The issuance of shares of stock upon the exercise of an option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges or markets as may be required.
      16. Securities Law Restrictions. The Optionee agrees and acknowledges with respect to Stock acquired pursuant to this Option (the "Option Stock"),
(i) that the Option Stock has not been registered under the Securities Act of 1933, as amended (the "Act") and that the Company is not obligated to cause the Option Stock to be so registered, (ii) that the Optionee will be acquiring the Option Stock for investment and not with a view to the disposition thereof, (iii) that the Optionee will not sell or otherwise dispose of the Option Stock unless (a) the Option Stock has been registered for distribution under the Act or (b) pursuant to an exemption from registration under the Act and applicable state securities law and in conformity with the volume and other limitations of Rule 144 of the Securities and Exchange Commission under the Act or (c) in the opinion of counsel acceptable to the Company, some other exemption from registration under the Act is available with respect to any such proposed sale or other disposition of the Option Stock and (iv) that a legend will be placed on the certificates for such Option Stock stating in substance:
      The shares represented by this certificate have not been registered
      under the Securities Act 	of 1933, as amended (the "Act"), or any
      state securities laws, and the sale or other disposition of the shares of stock represented by this certificate is subject to certain restrictions in a non-qualified stock option agreement dated April __, 1999. A copy of such agreement may be obtained from the Secretary of The Ziegler Companies, Inc.

      IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its President or Chairman and to be sealed with its corporate seal, and attested by its Secretary and the Optionee has hereunto set his hand and seal.
      Dated: April 19, 1999
                                         OPTIONEE:
                                          /s/ Geoffrey G. Maclay, Jr.
                                          Geoffrey G. Maclay, Jr.
                                          THE ZIEGLER COMPANIES, INC.
                                          /s/ Peter D. Ziegler
                                          Name:  Peter D. Ziegler
                                          Title:    President and CEO

EXHIBIT 99.5
                            THE ZIEGLER COMPANY, INC.
                        NONSTATUTORY STOCK OPTION AGREEMENT
             THIS AGREEMENT, dated as of this 22nd day of January, 1993
("Grant Date"), between The Ziegler Company, Inc., a Delaware corporation ("Company"), and S. Charles O'Meara ("Employee").
                                   RECITALS
             WHEREAS, the Employee is employed by the Company and/or its subsidiaries in a key executive capacity and in such capacity contributes materially to the continued growth and development and the future financial success of the Company; and
             WHEREAS, the Company wishes to grant an option to purchase shares of common stock of the Company to the Employee on the terms and conditions specified herein to provide a means for him to participate in the future growth of the Company and to increase his incentive and personal interest in the continued success and growth of the Company.
             NOW, THEREFORE, the parties agree as follows:
             1. Grant. Subject to the terms and conditions of this Agreement, the Company grants to the Employee a nonstatutory stock option to purchase the aggregate number of 10,000 shares of common stock, $1.00 par value per share, of the Company ("Stock").
             2. Option Price. The option price shall be $15.125 per share, which is equal to the fair market value of a share of Stock on the Grant Date.
             3. Term. The term of the option shall be 10 years after the Grant Date, and the option shall expire and shall not be exercisable after such period.
             4. Vesting. The option shall become exercisable 1 year following the Grant Date. If the Employee's employment with the Company (and any of its subsidiaries) terminates by reason of death, disability or retirement, the option shall immediately become exercisable in full. For purposes of this Agreement, the term "disability" shall mean a total and permanent disability which entitles the Employee to benefits under the applicable long-term disability plan of the Company (or a subsidiary) covering such Employee and the term "retirement" shall mean a termination of employment on or after the Employee attains the age for early or normal retirement benefits under the retirement plan of the Company (or a subsidiary) covering such Employee, or in the absence of such a plan, a termination of employment on or after attaining age 65.
             5. Exercise. The Employee may, subject to the limitations of this Agreement, exercise all or any portion of the option by providing written notice of exercise to the Company (attention: Secretary) specifying the number of shares with respect to which the option is being exercised accompanied by payment of the option price for such shares. The option price may be paid (a) in cash, (b) in shares of Stock having a fair market value at the time of exercise equal to the aggregate option price, or (c) a combination of (a) and (b) above. Shares of Stock which may be used to pay the option price on exercise shall include only Stock owned by the Employee prior to the exercise of the option and shall not include shares of Stock which are being acquired pursuant to the exercise of the option.
             6.     Termination of Employment.
             (a) If the employment of the Employee terminates by reason of death, disability or retirement, the Employee (or his personal representative) may exercise the option for a period of 90 days after the date of such termination of employment and not thereafter.
             (b) If the employment of the Employee terminates for any reason other than death, disability or retirement, all rights to exercise the option will terminate immediately.
             7. Withholding. The Company shall deduct and withhold from any cash payable to the Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes.
             8. Nonalienation. The Employee shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate, except by will or by the laws of descent and distribution, the option under this Agreement, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be void. The option shall be exercisable during the Employee's lifetime only by the Employee (or his/her legal representative.)
             9. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares covered by the option and the option price shall be adjusted in a manner consistent with such capital adjustment; provided however, that no such adjustment shall require the Company to grant any fractional shares and the adjustment shall be limited accordingly.
             10. Limited Interest. The grant of the option shall not be construed as giving the employee any interest other than as provided in this Agreement.
             (a) The Employee shall have no voting rights nor any other interests as a shareholder as a result of the grant of the option, until the option is exercised, the option price is paid and the shares issued thereunder.
             (b) The grant of the option shall not confer on the Employee any right to continue in the employ of the Company or any of its subsidiaries nor interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of the Employee at any time.
             (c) The grant of the option shall not affect in any way the right or power of the Company (or any of its subsidiaries) or its or their shareholders to make or authorize any or all adjustments, recapitzliations, reorganizations, or other changes in the Company's (or any of its subsidiaries') capital structure or its or their business, or any merger, consolidation or business combination of the Company (or any of its subsidiaries), or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights of the holders thereof, or dissolution or liquidation of the Company (or any of its subsidiaries), or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
             11. Approval by Board. This option shall be subject to approval by the Board of Directors of the Company (the "Board") and may not
be exercised until such approval is obtained.
             12. Interpretation by the Board. As a condition of the granting of the option, the Employee agrees, for himself and his personal representatives, that this Agreement shall be interpreted by the Board and that any interpretation by Board of the terms of this Agreement shall be final.
             13. State Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.
             14. Amendment. This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.
                                      THE ZIEGLER COMPANY, INC.
                                      By: /s/ Peter D. Ziegler

                                      /s/ S. Charles O'Meara
                                      S. Charles O'Meara

EXHIBIT 99.6
                               THE ZIEGLER COMPANIES, INC.
                           NONSTATUTORY STOCK OPTION AGREEMENT
             THIS AGREEMENT, dated as of this 9th day of January, 1997
("Grant Date"), between The Ziegler Companies, Inc., a Wisconsin corporation ("Company"), and Robert J. Tuszynski ("Employee").
                                      RECITALS
             WHEREAS, the Employee is employed by B.C. Ziegler and Company, a subsidiary of the Company in a key executive capacity with Principal Preservation Portfolios, Inc., and in such capacity contributes materially to the continued growth and development and the future financial success of the Company; and
             WHEREAS, the Company wishes to grant an option to purchase shares of common stock of the Company to the Employee on the terms and conditions specified herein to provide a means for him to participate in the future growth of the Company and to increase his incentive and personal interest in the continued success and growth of the Company.
             NOW, THEREFORE, the parties agree as follows:
             1. Grant. Subject to the terms and conditions of this Agreement, the Company grants to the Employee a nonstatutory stock option to purchase the aggregate number of 5,000 shares of common stock, $1.00 par value per share, of the Company ("Stock").
             2. Option Price. The option price shall be $17.375 per share, which is equal to the fair market value of a share of Stock on the Grant Date.
             3. Term. The term of the option shall be ten (10) years after the Grant Date, and the option shall expire and shall not be exercisable after such period.
             4. Vesting. The option shall become exercisable 1 year following the Grant Date. If the Employee's employment with the Company (and any of its subsidiaries) terminates by reason of death, disability or retirement, the option shall immediately become exercisable in full. For purposes of this Agreement, the term "disability" shall mean a total and permanent disability which entitles the Employee to benefits under the applicable long-term disability plan of the Company (or a subsidiary) covering such Employee and the term "retirement" shall mean a termination of employment on or after the Employee attains the age for early or normal retirement benefits under the retirement plan of the Company (or a subsidiary) covering such Employee, or in the absence of such a plan, a termination of employment on or after attaining age 65. In addition, if the Company ceases to serve as primary underwriter for Principal Preservation Portfolios, Inc., or a change of control of the Company occurs, in each case before this option otherwise vests, the option shall immediately and fully vest in the Employee.
             5. Exercise. The Employee may, subject to the limitations of this Agreement, exercise all or any portion of the option by providing written notice of exercise to the Company (Attention: Corporate Secretary) specifying the number of shares with respect to which the option is being exercised accompanied by payment of the option price for such shares. The option price may be paid (a) in cash, (b) in shares of Stock having a fair market value at the time of exercise equal to the aggregate option price, or (c) a combination of (a) and (b) above. Shares of Stock which may be used to pay the option price on exercise shall include only Stock owned by the Employee prior to the exercise of the option and shall not include shares of Stock which are being acquired pursuant to the exercise of the option.
             6.     Termination of Employment.
             (a) If the employment of the Employee terminates by reason of death, disability or retirement, or a change of control of the Company occurs and the Employee's employment with the Company terminates for any reason within six (6) months after such change in control, the Employee (or his personal representative) may exercise the option for a period of ninety (90) days after the date of such termination of employment and not thereafter.
             (b) If the employment of the Employee terminates for any reason other than specified in the immediately preceding subparagraph, all rights to exercise the option will terminate immediately.
             7. Withholding. The Company shall deduct and withhold from any cash payable to the Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes.
             8. Nonalienation. The Employee shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate, except by will or by the laws of descent and distribution, the option under this Agreement, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be void. The option shall be exercisable during the Employee's lifetime only by the Employee (or his/her legal representative.)
             9. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares covered by the option and the option price shall be adjusted in a manner consistent with such capital adjustment; provided however, that no such adjustment shall require the Company to grant any fractional shares and the adjustment shall be limited accordingly.
             10. Limited Interest. The grant of the option shall not be construed as giving the employee any interest other than as provided in this Agreement.
             (a) The Employee shall have no voting rights nor any other interests as a shareholder as a result of the grant of the option, until the option is exercised, the option price is paid and the shares issued thereunder.
             (b) The grant of the option shall not confer on the Employee any right to continue in the employ of the Company or any of its subsidiaries nor interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of the Employee at any time.
             (c) The grant of the option shall not affect in any way the right or power of the Company (or any of its subsidiaries) or its or their shareholders to make or authorize any or all adjustments, recapitzliations, reorganizations, or other changes in the Company's (or any of its subsidiaries') capital structure or its or their business, or any merger, consolidation or business combination of the Company (or any of its subsidiaries), or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights of the holders thereof, or dissolution or liquidation of the Company (or any of its subsidiaries), or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
             11. Approval by Board. This option shall be subject to approval by the Board of Directors of the Company (the "Board") and may not
be exercised until such approval is obtained.
             12. Interpretation by the Board. As a condition of the granting of the option, the Employee agrees, for himself and his personal representatives, that this Agreement shall be interpreted by the Board and that any interpretation by Board of the terms of this Agreement shall be final.
             13. State Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.
             14. Amendment. This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.
                                      THE ZIEGLER COMPANIES, INC.
                                      By:  /s/ Peter D. Ziegler

                                      /s/ Robert J. Tuszynski
                                      Robert J. Tuszynski

DIRECTOR'S AGREEMENT
      THIS AGREEMENT is made as of the ____ day of ___________, ______, between THE ZIEGLER COMPANIES, INC., a Wisconsin corporation (the "Company"), and _________________________ (the "Director").
                                 WITNESSETH:
      WHEREAS, the Director is now serving or has previously served as a director of the Company; and
      WHEREAS, the Company desires to provide that each Director receive his annual retainer in the form of Company Common Stock; and
      WHEREAS, the Company also desires to provide the Director with a tax deferral opportunity in the form of Company common stock; and
      WHEREAS, the Board of Directors of the Company has adopted a plan permitting Directors of the Company to elect to defer their annual retainer and meeting fees at the times and upon the terms and conditions of that plan; and
      WHEREAS, the terms of such elections and deferrals are reflected in individual agreements that have been executed from time to time with the Directors of the Company,
      NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom, IT IS AGREED AS FOLLOWS:
1.    ANNUAL RETAINER AND MEETING FEES PAID IN COMPANY COMMON STOCK.
      (a) The Director shall receive all of his annual retainer in the form of Company Common Stock (the "Retainer Stock"). The number of shares of Company Common Stock which shall constitute the Retainer
            Stock for any particular year shall be equal to the number of shares of Company Common Stock having a Fair Market Value of
            $11,000 on the third business day following the date on which the earnings results for the Company have been released for the first quarter of the year (the "Valuation Date"). The Director may elect to have his Retainer Stock paid through the Director's Deferred Compensation Account (an unsecured obligation of the Company).
      (b) The Director shall elect to receive his fees for attending meetings of the Company's Board of Directors or meetings of any committees of the Company's Board of Directors in the form of: (i) Company Common Stock (the "Meeting Stock"), which will be paid through the Director's Deferred Compensation Account, or (ii) cash. The number of shares of Company Common Stock which shall constitute the Meeting Stock for any particular meeting shall be equal to the number of shares of Company Common Stock having a Fair Market Value equal to the relevant meeting fee on the date of the meeting (the "Meeting Date").
      (c) For purposes of paragraphs (a) and (b) above, Fair Market Value on any date shall mean, with respect to the Company's Common Stock, if the stock is then listed and traded on a registered reported with respect to such date, the next preceding date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.
      (d) The Company shall distribute the Retainer Stock to the Director after the Valuation Date.
      (e) The Company shall distribute the Meeting Stock to the Director's Deferred Compensation Account.
2.    DEFERRED COMPENSATION ACCOUNT
      (a) Alternatively, the Director may elect to defer his annual retainer or meeting fees in the manner provided for herein (the "Deferral Election").
      (b) There shall be created on the books of the Company a Director's Deferred Compensation Account (the "Account"), which shall be credited with the amounts specified in Director's Deferral Elections under this Agreement.
      (c) Deferral Elections shall be in writing, and filed with the Corporate Controller of the Company, prior to the beginning of the year in which the fees would otherwise be paid.
      (d) Deferral Elections with respect to fees shall be in an amount of $100 or a multiple thereof.
      (e) A Deferral Election shall be irrevocable with respect to the fiscal year to which it relates and shall continue in effect from year to year thereafter until revoked or amended in writing with respect to a subsequent fiscal year prior to the beginning thereof.
3.    VALUATION OF ACCOUNT
      Whenever amounts are withheld from the Director's fees pursuant to a Deferral Election, the Director's Account shall be credited with a number of stock units, calculated by converting the amount withheld into a number of whole or fractional stock units as if the amounts had been used to purchase Common Stock of the Company at the price determined under paragraph 5 of this Agreement. The Account shall also be credited with additional stock units whenever dividends are paid on the Common Stock of the Company, calculated by assuming that such dividends were used to purchase additional stock units at the price determined under paragraph 5 of this Agreement. The Account shall be credited from time to time with additional shares of stock units equal in number to the number of shares granted in any stock dividend or split to which the holder of a like number of shares of Common Stock would be entitled. The Account shall likewise be credited with the stock unit equivalent of all other distributions made with respect to shares of Common Stock.
4.    DISTRIBUTIONS TO DIRECTOR FOLLOWING TERMINATION OF EMPLOYMENT
      (a) If the Director's service as a director is terminated due to any reason, including his retirement, disability, or death, and if no application and approval under 3(b) has been made, the Company shall distribute to Director, or his Beneficiary, each year for a fixed period of ten years, shares of the Common Stock equal to the allocable part of the number of stock units of his Account determined as of end of each fiscal year. Thus, the first distribution shall be one-tenth of the number of stock units then credited to such account, the second one-ninth of the then number of stock units, etc. Such distributions shall be made within 75 days following the end of the Company's fiscal year, commencing with the first fiscal year end after the date of termination of employment. The number of stock units in the
            Account shall be reduced by the number of shares of
            Common Stock distributed in each distribution.
      (b) Upon application of the Director (or Director's Beneficiary if Director dies prior to termination of service as a Director), the Company may in its uncontrolled discretion and upon such terms and conditions as the Board of Directors determines, pay Director the amount credited to the Director's Account in a different number of installments (but not to exceed ten) or in a lump sum on a discount or other basis.
5.    DISTRIBUTION TO BENEFICIARY OR ESTATE OF DIRECTOR
      (a) In the event of the Director's death, annual distributions will be made to the Director's beneficiary as follows:
            (1) If the Director dies prior to termination of employment, the distributions will be in the same annual amounts and for the same number of years as the distribution would have been received had the Director terminated employment on the date of death and lived for the shorter of 10 years or the term permitted under 3(b);
            (2) If the Director dies after employment has terminated, the distributions will be in the same annual amounts as were being made or were distributable at the date of death for the remaining period that distributions would have been made had the Director lived.
            (b) The term "Beneficiary" as used herein includes the plural and means any person(s), including corporation or individual beneficiary(s), designated by Director in a written instrument in a form acceptable to and filed with the Company or by a specific appointment in Director's will referring to this Agreement. Director may designate a primary beneficiary and a contingent beneficiary provided, however, that the Company may reject any such instrument tendered for filing if it contains successive beneficiaries or contingencies unacceptable to it. In the absence of an acceptable designation or if the Beneficiary so designated predeceases Director, the payments shall be paid to Director's estate.
                  If all Beneficiaries who survive Director shall die before receiving the full amounts payable hereunder, then the payments shall be paid to the estate of the Beneficiary last to die.  The Company shall not be charged with notice of the appointment of a personal representative of Director until it shall have received a certified copy of the appointment.
6.    ACCOUNTING AND VALUATION DETERMINATIONS
      For the purpose of determining the amounts credited to the Account pursuant to paragraph 2, the value of a stock unit shall be set equal to the Fair Market Value of the Company's Common Stock.
7.    GENERAL PROVISIONS
      (a) This Agreement shall not be subject to termination, modification or amendment by the Company with respect to any rights which have accrued hereunder, the Company reserving the right, however, to terminate, modify or amend this Agreement effective prospectively as of the first day of any fiscal year upon not less than 15 days prior written notice to Director.
      (b) The Company shall have the right to assign all of its right, title and obligation in and under this Agreement upon a merger or consolidation in which the Company is not the surviving entity or to the purchaser of substantially its entire business, provided such assignee or purchaser assumes and agrees to perform after the effective date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Upon such assignment, all of the rights, as well as all obligations, of the Company under this Agreement shall thereupon cease and terminate.
      (c) Any action to be taken by the Company under the provisions of this Agreement shall require the affirmative vote of the majority of the Board of Directors.
      (d) Neither Director nor Director's Beneficiary or estate shall have power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable hereunder; nor shall any such rights or payments be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency, or otherwise.
      (e) The Company will withhold any necessary shares from the distribution to satisfy its Federal and State withholding tax obligations, if any, as a result of the distribution or from other amounts paid to such individual by the Company.  Further, to the extent required by law, FICA taxes may be withheld from amounts deferred hereunder, thereby reducing the amount of the deferral to the extent not withheld from other amounts paid to the Director by the Company.
      (f) This Agreement shall not supersede any other service, retainer, or employment contract, whether oral or in writing, between the Company and Director, nor affect or impair the rights and obligations of the Company and Director, respectively, under any other contract, arrangement, or voluntary pension, profit-sharing or other compensation plan of the Company, and the benefits and payments under this Agreement shall be in addition to any and all of Director's benefits to which he may be entitled under any other such contract, arrangement or voluntary plan. No amounts credited to any participant hereunder and no amounts paid
            hereunder will be taken into account as wages, salary, base pay or any other type of compensation when determining the amount of any payment or allocation or for any other purpose, under any other qualified or non-qualified pension or profit sharing plan of the Company, except as otherwise may be specifically provided by such plan.  Nothing contained herein shall impose any
            obligation on the Company to continue the tenure or employment of Director.
      (g) The Company shall have the right to transfer its rights and obligations hereunder to the trustees of a grantor trust established by the Company and shall have the right to transfer sufficient shares of common stock to such trust to satisfy its obligations hereunder.
      (h) If the scheduled payments under this Agreement would result in disallowance of any portion of the Company's deduction therefore under Section 162(m) of the Code, the payments shall be limited to the amount which is deductible, with the balance to be paid as soon as deductible by the Company. However, in such event, the Company shall pay the Director on a quarterly basis an amount of interest based on the prime rate recomputed each quarter on the unpaid scheduled payments.
      (i) This Plan shall be administered by the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee shall have all authority that may and regulations for implementing, amending and carrying out the Plan, interpreting the provisions of the Plan and determining the eligibility of directors to participate in the Plan and an eligible director's entitlement to benefits hereunder.
            The Committee shall have full and complete discretionary authority to determine eligibility for benefits under the Plan, to construe the terms of the Plan and to decide any matter presented through the claims procedure. Any final determination by the Committee shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review.
      (j) If the Director or the Director's Beneficiary (hereinafter refereed to as "claimant") believes he is being denied any benefit to which he is entitled under this Plan for any reason, he may file a written claim with the Committee. The Committee shall review the claim and notify the claimant of its decision within 90 days of receipt of such claim, unless the claimant receives written notice prior to the end of the 90 day period stating that special circumstances require an extension of the time for decision. The Committee's decision shall be in writing, sent by first class mail to the claimant's last known address, and if a denial of the claim, shall contain the specific reasons for the denial, reference to pertinent provisions of the material necessary to perfect the claim, and an explanation of the claims review procedure.
            A claimant is entitled to request the entire Committee to review any denial by written request to the Committee within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Committee shall afford the claimant or his authorized representative the opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within 60 days after receipt of a request for review (provided that in special circumstances the Committee may extend the time for decision by not more than 60 days upon written notice to the claimant).  The Committee's review decision shall contain specific reasons for the decision and reference to the pertinent provisions of the Plan.
      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its Officers thereunto duly authorized and its corporate seal to be hereunto affixed, and Director has hereunto set his hand and seal as of the day and year first above written.
      THE ZIEGLER COMPANIES, INC.
By:
Name:    /s/ Peter D. Ziegler
Title:   President & CEO

Attest:
Name:    /s/ Charles O'Meara
Title:   Secretary

DIRECTOR Similar form used for: Frederick J. Wenzel, John C. Frueh, Bernard C. Ziegler III, Stephen A. Roell, Peter R. Kellogg and John R. Green